UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20349

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2008

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                 REGULATION FD DISCLOSURE

On March 17, 2008, The AES Corporation (the “Company” or the “Parent Company”) updated its long-term guidance for the years 2009 through 2012.  A summary of the updated guidance elements is set forth in the table below:

	2009 Guidance	2010 Guidance	2011 Guidance	2012 Guidance

Income Statement Elements
Diluted Earnings Per Share From Continuing Operations(1) (2)	$1.20 to $1.25	$1.45 to $1.65	$1.70 to $1.95	$1.95 to $2.25

Cash Flow Elements

Net Cash From Operating Activities	$2.2 to 2.5 billion	$2.3 to 2.9 billion	$2.9 to 3.6 billion	$3.3 to 4.1 billion
Maintenance Capital Expenditures	$0.8 billion	$0.7 billion	$0.8 billion	$0.8 billion
Free Cash Flow(3)	$1.4 to 1.7 billion	$1.6 to 2.2 billion	$2.1 to 2.8 billion	$2.5 to 3.3 billion
Subsidiary Distributions(4)	$1.1 to 1.3 billion	$1.2 to 1.7 billion	$1.4 to 2.0 billion	$1.8 to 2.6 billion

(1) For 2009-2012, Diluted EPS from Continuing Operations and Adjusted EPS is assumed to be the same. Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark to market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) costs related to early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance.  Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency transaction gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

(2) Effective January 1, 2008, the company has decided to include in its definition of adjusted earnings per share, costs associated with early retirement of non-recourse debt, in addition to recourse debt. This modification will apply prospectively and is not reflected in the 2007 results presented in this Form 8-K.

(3) Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures.  AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(4) Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP.  Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company.  The reconciliation of difference between the Subsidiary Distributions and Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature.  These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

This information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: March 17, 2008	By:	/s/ Ben Seto
Name: Vice President
Financial Planning and Analysis